Exhibit 99.1

Certain information to be disclosed in connection with the Offering dated January 29, 2019

This document incudes certain information that ARC Group, Inc. (the “Company”, “we” or “us”) will be disclosing to potential investors in the Company’s proposed private offering (the “Offering”) of up to 5,000,000 units (“Units”), each Unit comprised of one share of common stock and one warrant to purchase one share of common stock at a purchase price of $1.40 per Unit.  The minimum amount of proceeds that may be raised in the Offering is $500,000 (the “Minimum Offering Amount”) and the maximum amount of proceeds that may be raised in the Offering is $7,000,000 (the “Maximum Offering Amount”), subject to increase by up to an additional $1,000,000.

  This document is not an offer to sell nor a solicitation of an offer to buy securities. Any offer or sale of securities will be made by means of an offering memorandum containing detailed information about the Company, management and the securities. In addition, no offer, sale or solicitation is being made in any jurisdiction in which such offer, sale or solicitation would be prohibited.

RECENT DEVELOPMENTS

Agreement to Acquire Tilted Kilt

The Tilted Kilt concept is comprised of 30 restaurants located in 14 states and Canada. The Titled Kilt restaurants offer dinner entrees, traditional pub food, hamburgers, and salads made with fresh, quality ingredients, accompanied by full bar service, served up by uniquely kilt-clad wait staff in lively, Celtic-themed atmosphere. The restaurants feature dozens of large, HDTVs and big screens to deliver a premium sports viewing experience. Every restaurant has 30+ draught and bottled beers along with excellent tasting, high quality menu items served to customers by the Kilt Girls®. The brand’s slogan A Cold Beer Never Looked So Good® personifies the fun, food, spirits and sports that the Tilted Kilt brings to its customers.

We recently opened a Tilted Kilt restaurant in Gonzales, Louisiana for which we serve as a franchisee.

Tilted Kilt generated revenue of $5,016,912 and $13,998,931 during the six months ended June 30, 2018 and the year ended December 31, 2017, respectively, and a net profit of $47,817 and a net loss of $1,184,480 during the six-month period ended June 30, 2018 and the year ended December 31, 2017, respectively.

Tilted Kilt was originally owned by Tilted Kilt Franchise Operating, LLC (“TKFO”) and Tilted Kilt Franchise Ltd. Liability Company (“TKFL”). TKFO owned all of the restaurants and business operations of Tilted Kilt, and TKFL owned all of the trademarks, service marks and other intellectual property associated with Tilted Kilt.

On June 26, 2018, SDA Holdings, LLC, a Louisiana limited liability company owned by Fred D. Alexander, a member of our board of directors (“SDA Holdings”), purchased all of the issued and outstanding membership interests of TKFO and TKFL. SDA Holdings purchased 60% of the ownership interests (the “Majority Ownership Interests”) from Lynch Restaurant Investments, LLC (“LRI”) and the remaining 40% of the ownership interests (the “Minority Ownership Interests”, and together with the Majority Ownership Interests, the “Interests”) from Let’s Eat Inc., the Reilly Group, LLC and John Reynaud (collectively the “Minority Interest Owners”).

The purchase price for the Majority Ownership Interest consisted of $3,000,000 in cash and 666,667 shares of our common stock that were owned by Seenu G. Kasturi, who is our Chief Executive Officer, Chief Financial and Chairman of our Board of Directors. The shares of common stock are subject to a lock up agreement which prohibits the sale or transfer of such shares for a period of 180 days after the closing. $1,250,000 of the cash portion of the purchase price was paid at closing and the remaining $1,750,000 was paid pursuant to a secured promissory note issued by SDA and Mr. Kasturi to the Majority Interest Owner (the “Tilted Kilt Note”). The Tilted Kilt Note does not accrue interest and the principal amount due and payable is as follows: $250,000 was paid in August 2018, $750,000 was paid in January 2019, and the remaining $750,000 is due and payable on January 1, 2020. The Tilted Kilt Note is secured by SDA’s pledge of the Majority Ownership Interest pursuant to the terms of a security agreement by and between SDA Holdings and the Majority Interest Owners. The current outstanding balance of the Tilted Kilt Note is $750,000.

The purchase price for the Minority Ownership Interest consisted of $1,500,000 of which $300,000 was paid at closing with the balance to be paid twenty-four (24) months after closing (the “Determination Date”) through the transfer by Mr. Kasturi of 718,563 shares of our common stock (the “Minority Interest Escrow Shares”) that were owned by Mr. Kasturi. The Minority Interest Escrow Shares were valued at $1,200,000 based upon the 30-day volume weighted average sale price of our common on the OTCQB marketplace maintained by the OTC Markets Group, Inc. (the “OTCQB”) during the 30 days preceding the closing of the transaction. The Minority Interest Escrow Shares were placed in escrow under the terms of a Custodian Agreement (the “Custodian Agreement”). In the event that the value of the Minority Interest Escrow Shares is less than $1,900,000 based upon the VWAP of the common stock on the OTCQB during the 30-day period ending on the 24th month anniversary of the closing date, each of the Minority Interest Owners will have the option to require SDA Holdings and/or Mr. Kasturi to purchase their portion of the Minority Interest Escrow Shares at a purchase price based upon the $1,900,000 valuation.

In connection with the foregoing transactions, SDA Holdings and Mr. Kasturi entered into an Agreement to Deliver Shares (the “Share Agreement”). The Share Agreement provides that in the event of the sale of all or substantially all of the assets or a majority of the ownership interests of SDA Holdings to us, one of our wholly-owned subsidiaries, or one of our affiliates, as a condition to and concurrently with the closing of any such transaction, SDA Holdings will cause to be delivered: (i) to Mr. Kasturi, 666,667 shares of our common stock, and (ii) to the custodian under the Custodian Agreement, 718,563 shares of our common stock to replace the Minority Interest Escrow Shares which will in turn be returned to Mr. Kasturi. In the event that SDA Holdings is unable to make the foregoing deliveries, SDA Holdings is required to deliver or cause to be delivered to Mr. Kasturi that number of shares of our common stock equal to the number of Minority Interest Escrow Shares that are not returned to Mr. Kasturi under the Custodian Agreement.

In connection with the purchase of the Majority Ownership Interest, SDA Holdings agreed to enter into an employment agreement with Mark Hanby to serve as Senior Vice President of Franchise Operations of TKFO for a period of one year at an annual base salary of $150,000 and an employment agreement with Michael Lynch to serve as General Counsel of TKFO for a period of one year at an annual salary of $216,062. In addition, SDA Holdings agreed to enter into a consulting agreement with Mr. Lynch to provide management consulting services for a period of one year in consideration of an annual consulting fee of $240,000.

In order to fund the purchase price of the Interests, SDA Holdings has borrowed $2,050,000 from Mr. Kasturi pursuant to the terms of a demand promissory note in the principal amount of up to $2,500,000 (the “Kasturi Note”). The Kasturi Note accrues interest at the rate of 6% per annum and is unsecured.

On October 30, 2018, we entered into a membership interest purchase agreement with Fred D. Alexander and SDA Holdings (“SDA Purchase Agreement”) pursuant to which we agreed to purchase all of the issued and outstanding membership interests in SDA Holdings for $10.00. Closing of the SDA Purchase Agreement is conditioned upon: (i) completion of the transactions contemplated by the Share Agreement, which will require us to issue 666,667 shares of common stock to Mr. Kasturi and deliver 718,563 shares of common stock to the custodian under the Custodian Agreement to replace the Minority Interest Escrow Shares; (ii) the execution of an amendment to the Custodian Agreement to remove Mr. Kasturi as a party and add SDA Holdings as a party; and (iii) us raising gross proceeds of at least $2,000,000 through the sale of debt or equity securities. The closing of this acquisition, which provides that we raise at least $2,000,000 as a condition to closing the acquisition unless otherwise waived, is also one of the conditions to closing this Offering. Upon closing of the transaction, SDA Holdings will become one of our wholly-owned subsidiaries.

Since June 2018, Mr. Kasturi has served as Vice President and Controller of TKFO, Richard Akam, our COO and Secretary, has served as President of TKFO, and Ketan Pandya, one of our directors and our Vice President of Marketing, has served as Vice President of Franchise Relations of TKFO.

DIRECTOR INDEPENDENCE

Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in Rules 5000(a)(19), 5605(a)(2) and 5605(c)(2) of the rules of the Nasdaq Stock Market. Our board of directors is comprised of Seenu G. Kasturi, Fred D. Alexander and Ketan B. Pandya. Due to, among other things, Messrs. Kasturi and Pandya’s employment with the Company and various transactions between the Company and our directors, none of our directors qualify as an “independent director” under the rules of the Nasdaq Stock market.

CAPITALIZATION

The following table sets forth the beneficial ownership of our common stock as of the date hereof:

	Shares of Common Stock Beneficially Owned(1)
	Number of Shares and Percentage Ownership Prior to the Offering
Stockholder Name	Number of Shares	Percentage Ownership
Seenu G. Kasturi	2,421,711(2)	30.3%(3)
Richard W. Akam	242,720	3.4%
Daniel Slone	758	*
Fred D. Alexander	50,000	*
Ketan B. Pandya	81,400	1.1%
Kasturi Children’s Trust(4)	533,206	7.5%
Lynch Restaurants Investments, LLC(5)	493,332	7.0%
All officers and directors as a group (5 persons)	2,796,589	35.0%

__________________________

* Less than one percent.

(1) This table has been prepared based on 7,080,771 shares of our common stock outstanding on January 15, 2019

(2) Includes: (i) 911 shares of common stock held by Blue Victory Holdings, Inc., a company for which Mr. Kasturi serves as the President, Treasurer, Secretary and sole director and of which he owns 90% of the outstanding equity interests, (ii) 458,037 shares of common stock underlying the Fat Patty’s Note, (iii) 449,581 shares of common stock underlying the Series A convertible preferred stock held by Mr. Kasturi, and (iv) 390,000 shares of common stock underlying a restricted stock award.

(3) Mr. Kasturi beneficially owns 30.3% of our common stock and 100% of our Series A convertible preferred stock, collectively representing approximately 89.4% of the voting power of our capital stock.

(4) The Kasturi Children’s Trust has an address of 3909 I Ambassador Caffery Pkwy, Lafayette, LA 70503.

(5) Lynch Restaurants Investments, LLC has an address of 5630 Gail Drive, Chandler, AZ 85284.

Report of Independent Registered Public Accounting Firm

Board of Directors and Members of

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Results of Review of Interim Financial Statements

We have reviewed the accompanying balance sheet of Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries as of June 30, 2018, and the related statements of operations and cash flows of Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries (Company) as of June 30, 2018 and 2017, and for the six month periods ended, and the related notes (collective referred to as the “interim financial statements”). Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The consolidated balance sheet of the Company as of December 31, 2017, and the related consolidated statements of operations, equity (deficit), and cash flows for the year then ended (not presented herein) (collectively referred to as “consolidated financial statements”); were audited by other auditors in accordance with auditing standards generally accepted in the United States of America and in their report dated March 23, 2018, expressed an unmodified opinion on those consolidated financial statements

Basis for Review Results

These interim financial statements are the responsibility of the entity’s management. We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.

Accordingly, we do not express such an opinion.

We have served as Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries accountant since 2018.

Denver, Colorado

October 11, 2018

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7001 E. Belleview Ave., Ste. 700 | Denver, CO 80237-2733 | TF 866.740.4100 | T 303.770.5700 | F 303.770.7581 | EOE

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Condensed Combined and Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets

Cash and cash equivalents	$641,848	$1,407,400
Cash, restricted	229,655	200,150
Accounts receivable, net	246,938	206,221
Prepaid expense	139,977	148,666
Inventory	73,114	76,842
Income tax receivable	9,320	110,361
Total current assets	1,340,852	2,149,640

Property and equipment, net	994,679	1,069,704

Other Assets

Deposits	63,416	74,643
Development rights and other intangible assets	1,477,226	1,477,226
	1,540,642	1,551,869

Total assets	$3,876,173	$4,771,213

Liabilities and Members Equity

Accounts payable	$608,585	$853,591
Accrued liabilities	232,811	294,339
Current portion of long-term debt	461,116	483,601
Current portion of deferred revenue, rent and deposits	207,084	231,785

Total current liabilities	1,509,596	1,863,316

Long-term debt	386,109	407,661
Deferred revenue, rent and deposits	413,890	481,479
Deferred compensation	-	2,636,332
Total long-term liabilities	799,999	3,525,472

Non-controlling interest	1,666	(7,982)
Controlling interest	1,564,912	(609,593)
Total Member's equity (deficit)	1,566,578	(617,575)

Total liabilities and members equity	$3,876,173	$4,771,213

The accompanying notes are an integral part of these financial statements

2

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Condensed Combined and Consolidated Statements of Operations (Unaudited)

	For the Six Months ended June 30,
	2018	2017
Revenue:
Continuing franchise fees and royalties	$1,914,206	$3,121,217
Sales revenue net	2,800,290	1,962,557
Other operating revenues	302,416	766,632

Total net revenue	5,016,912	5,850,406

Operating expenses:

Cost of sales	706,303	591,448
General and administrative expenses	3,565,118	4,276,780
Franchise operating expenses	519,373	1,174,469
Depreciation and amortization expense	75,025	82,827

Total operating expenses	4,865,819	6,125,524

Income (loss) from operations before impairment	151,093	(275,118)

Goodwill impairment	-	302,253

Income (loss) from operations	151,093	(577,371)

Other income / (expense):
Interest expense	(17,584)	(20,151)
Interest income	1,078	1,263
Other income	21,817	101,775

Total other income / (expense)	5,311	82,887

Net income / (loss)	156,404	(494,484)

Income tax provision (benefit)	108,587	27,187

Condensed combined and consolidated net income (loss)	47,817	(521,671)

Less: Gain/(loss) attributable to non-controlling interest in subsidiary	9,647	-

Condensed combined and consolidated net income (loss) attributable to controlling interests	$38,170	$(521,671)

The accompanying notes are an integral part of these financial statements

3

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Condensed Combined and Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30
	2018	2017

Cash flows from operating activities

Net income / (loss)	$47,817	$(521,671)
Adjustments to reconcile net income / (loss) to net cash provided / (used) by operating activities:
Depreciation and amortization expense	75,025	82,827
Goodwill impairment	-	302,253

Decrease (increase) in assets
Restricted cash	(29,505)	113,934
Accounts receivable	(40,717)	334,311
Prepaid expenses	8,689	(704)
Inventory	3,728	21,303
Income taxes receivable	101,041	27,187
Deposits	11,227	6,201

Increase (decrease) in liabilities
Accounts payable and accruals	(306,534)	(596,062)
Deferred revenue and deposits	(92,291)	(121,278)

Net cash used by operating activities	(221,520)	(351,699)

Cash flows from investing activities
Purchases of fixed assets	-	(17,719)
Advance on notes receivable	-	(5,462)

Net cash used by investing activities	-	(23,181)

Cash flows from financing activities
Distribution paid to related party	(500,000)	-
Repayments of notes payable	(44,032)	(424,749)

Net cash used by financing activities	(544,032)	(424,749)

Net decrease in cash and cash equivalents	(765,552)	(799,629)
Cash and cash equivalents, beginning of period	1,407,400	1,943,688

Cash and cash equivalents, end of period	$641,848	$1,144,059

Supplemental disclosure of cash flow information

Cash paid for interest	$17,584	$20,151

Non-cash investing and financing transactions

Development rights acquired through debt financing	$-	$530,000
Related party deferred compensation write-off	$2,636,332	$-

The accompanying notes are an integral part of these financial statements

4

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Note 1.    Description of Business

Tilted Kilt Franchise Operating, LLC (TKFO) was organized October 13, 2005 under the laws of the State of Wyoming. TKFO is engaged in the business of franchising Tilted Kilt Pub & Eatery restaurants. TKFO uses franchise agreements to sell, operate, and develop these restaurants.

Tilted Kilt Franchise Ltd. Liability Company (LTD) was organized October 13, 2005 under the laws of the State of Wyoming and owns the Tilted Kilt concept and related intellectual property.

Tilted Kilt National Advertising and Marketing Fund (NAMF) was incorporated November 17, 2010. NAMF develops and executes advertising and marketing materials and programs that benefit Tilted Kilt restaurants located in the United States.

Tilted Kilt NAMF Canada (NAMF Canada) was incorporated December 9, 2011 in the State of Arizona. NAMF Canada develops and executes advertising and marketing materials and programs that benefit Tilted Kilt Restaurants located in Canada.

Tempe Kilt Group, LLC (TKG) was organized November 1, 2006 under the laws of the State of Arizona. The Subsidiary was acquired December 1, 2006 and operated a restaurant, Tilted Kilt Pub & Eatery, in Tempe, Arizona, until July 2016. TKG was succeeded by Warner Kilt, LLC (WK) when operations for the restaurant were relocated to a nearby site.

TKFO Land Company LLC (TK Land) was organized on May 22, 2013 under the laws of the State of Arizona. The Subsidiary was intended to own and develop land for the TKFO corporate office and restaurant for TKG. Management modified these plans which suspended TK Land’s operations in 2016.

BAL TK, LLC (BAL) was organized on January 22, 2014 under the laws of the State of Arizona. The Subsidiary was acquired February 20, 2014 and operated a restaurant, Tilted Kilt Pub & Eatery, in Birmingham, Alabama until April 2017.

TK Franchising International LLC (TKI) was organized on June 19, 2014 under the laws of the State of Arizona. The Subsidiary was engaged in franchising restaurants outside of North America.

TK Training LLC (Training) was organized on December 24, 2013 under the laws of the State of Arizona. The Subsidiary facilitates training services provided to franchisees.

Warner Kilt, LLC (WK) was organized on April 14, 2015 under the laws of the State of Arizona. The Subsidiary began operating a restaurant in Tempe, Arizona in August 2016.

PDT TK, LLC (PDT) was organized on February 16, 2010 under the laws of the State of Arizona. TKFO acquired 70% of the membership of PDT in October 2017, which operates a restaurant in Phoenix, Arizona.

The Company establish franchise restaurants by entering into franchise agreements with qualified parties. It generates revenue from franchisees by granting them the right to use the name “Tilted Kilt” and offer their product line in exchange for royalty payments, franchise fees and area development fees. The Company generates revenue through its Company-owned restaurants by selling the “Tilted Kilt” product line to the restaurants’ customers.

5

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

At June 30, 2018, the Company had 40 restaurants. Of the 40 restaurants, two were Company owned restaurants, one located in Tempe and the other in Phoenix, Arizona, and the remaining 38 restaurants were owned and operated by franchisees. The Company had 54 restaurants at December 31, 2017 of which 14 closed during the first half of 2018. The Company has not opened or acquired any Company-owned or franchised restaurants during the first half of 2018.

Note 2.    Basis of Presentation and Significant Accounting Policies

Interim Financial Information

The accompanying unaudited condensed combined and consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The unaudited condensed combined and consolidated financial statements include the accounts of the Company, the affiliates and subsidiaries; Tilted Kilt Franchise Operating, LLC (TKFO), Tilted Kilt Franchise Ltd. Liability Company (LTD), Tilted Kilt National Advertising and Marketing Fund (NAMF), Tilted Kilt NAMF Canada (NAMF Canada), TKFO Land Company LLC (TK Land), BAL TK, LLC (BAL), TK Franchising International, LLC (TKI), TK Training ,LLC (Training),Warner Kilt, LLC (WK) and PDT TK, LLC (PDT). All intercompany accounts and transactions were eliminated in consolidation.

The accompanying unaudited condensed combined and consolidated financial statements have been prepared in conformity with the instructions to Form 10-Q and Article 8-03 of Regulation S-X and the related rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Certain information and footnotes disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations. Notwithstanding this, we believe that the disclosures herein are adequate to make the information presented not misleading.

The unaudited condensed combined and consolidated financial statements should be read in conjunction with the audited combined and consolidated financial statements and the notes thereto for the year ended December 31, 2017. Information presented as of December 31, 2017 is derived from the audited combined consolidated financial statements. The results of operations for the six-month period ended June 30, 2018 are not necessarily indicative of the results that the Company will have for any subsequent quarter or full fiscal year.

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s financial statements. The financial statements and notes thereto are representations of the Company’s management. The Company’s management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the financial statements.

6

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Disclosure

The Company has a single brand, all of the restaurants of which operate in the full-service casual dining industry in the United States. Pursuant to the standards of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting (“ASC 280”), the Company’s Chief Executive Officer and President, who comprise the Company's Chief Operating Decision Maker function for the purposes of ASC 280, concluded that the Company operates as a single segment for reporting purposes.

Pushdown Accounting

Accounting Standard ASC 805-50-25, Business Combinations (Topic 805): Pushdown Accounting, requires that in business combinations an “acquirer” establish a new basis of accounting in its books for assets acquired and liabilities assumed when it obtains control of a business. Afterwards, the acquiree adopts the newly established acquirer’s basis of reporting its own assets and liabilities in its stand-alone financial statement presentations.

With Accounting Standard ASC 805-50-25, an acquired entity has the option to apply push down accounting in its separate financial statements upon the occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event.

On June 26, 2018, SDA Holdings, LLC purchased Tilted Kilt Franchise LTD Liability Company (TKFLLC), Tilted Kilt Franchise Operating, LLC (TKFO) parent and franchisor; respective subsidiaries which include Warner Kilt, LLC, and 70% of PDT, LLC as well as controlled affiliates NAMF and NAMFC. Upon closing, a total of $1,550,000 in cash was paid, a promissory note in the principal amount of $1,750,000 was executed, and 1,385,230 shares of ARC Group, Inc. common stock, par value of $ 0.01 per share, were transferred to the selling parties. In accordance with ASC 805-50-25, Business Combinations (Topic 850): Pushdown Accounting, the Company has elected not to apply pushdown accounting for the above transaction.

7

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Franchise Operations

The Company enters into franchise agreements with each of its franchisees to build and operate restaurants using the Tilted Kilt brand within a defined geographic area. The agreements have a 20-year term and at the end of the initial term the franchisee will have the option to renew for a term which could be more or less than 20 years. The Company provides the use of its Tilted Kilt trademarks and Tilted Kilt system, which includes uniform operating procedures, standards for consistency and quality of products, technical knowledge, and procedures for accounting, inventory control and management, in return for the royalty payments, franchise fees and area development fees. Franchisees are required to operate their restaurants in compliance with their franchise agreements, which includes adherence to operating and quality control procedures established by the Company. The Company is not required to provide loans, leases, or guarantees to franchisees or the franchisees’ employees and vendors. If a franchisee becomes financially distressed, the Company is not required to provide financial assistance. If financial distress leads to insolvency of the franchisee or the filing of a petition by or against the franchisee under bankruptcy laws, the Company has the right, but not the obligation, to acquire the franchise at fair value as determined by an independent appraiser selected by the Company. Franchisees generally remit royalty payments weekly for the prior week’s sales. Franchise and area development fees are paid upon the signing of the related franchise agreements.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents in accordance with ASC Topic 305, Cash and Cash Equivalents.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC Topic 310, Receivables. Accounts receivable consists of royalties and franchise fees due from the Company’s franchisees, and vendor allowances. Accounts receivable, net of the allowance for doubtful accounts, represents the estimated net realizable value of the Company’s accounts receivable. The allowance for doubtful accounts is the estimate of the probable credit losses in the Company’s accounts receivable based on a review of account balances. Provisions for doubtful accounts are recorded based on historical collection experience, the age of the receivables and current economic conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recoverability is considered remote.

The accounts receivable balance at June 30, 2018 was comprised primarily of royalties due from the Company’s franchisees. Of the receivables billed some were returned as uncollected. Accordingly, an allowance for doubtful accounts was set up for $57,520 at June 30, 2018. The accounts receivable balance at December 31, 2017 was comprised of unpaid royalties from the Company’s franchisees, all of which the Company collected in full in early 2018. Accordingly, no allowance for doubtful accounts was deemed necessary.

8

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Inventory

Inventory consists primarily of food and beverage products and is accounted for at the lower of cost or net realizable value using the first in, first out method of inventory valuation in accordance with ASC Topic 330, Inventory. Cash flows related to inventory sales are classified in net cash used by operating activities in the Statements of Cash Flows.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization, in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”). Depreciation and amortization are calculated using the straight-line basis over the estimated useful lives of the assets. Leasehold improvements, which include the cost of improvements funded by landlord incentives or allowances, are amortized using the straight-line method over the lesser of the term of the lease, with consideration of renewal options if renewals are reasonably assured because failure to renew would result in an economic penalty, or the estimated useful lives of the assets. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of major improvements to the Company’s property and equipment are capitalized. The cost of maintenance and repairs that do not improve or extend the life of the applicable assets is expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

The Company reviews property and equipment for impairment at least annual and whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable in accordance with ASC 360. Recoverability is measured by comparison of the carrying amount of the assets to the future undiscounted net cash flows that the assets are expected to generate. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Development Rights and Other Intangible Assets

Management evaluates the carrying value of development rights and other intangible assets annually to determine whether impairment may exist by considering relevant cash flows and profitability, including estimated future operating results, trends, and other available information. If management determines that the carrying value cannot be recovered, management will consider the carrying value impaired and will report an impairment loss to operations by the amount of the impairment. Impairment is measured as the carrying value of an intangible asset less the amount of recoverable estimated undiscounted further cash flows.

Long-Lived Assets

The Company reviews long-lived assets for impairment annual or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable in accordance with ASC 360. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the individual restaurant level. The Company evaluates the recoverability of a restaurant’s long-lived assets, including buildings, intangibles, leasehold improvements, furniture, fixtures, and equipment over the remaining life of the primary asset in the asset group, after considering the potential impact of planned operational improvements, marketing programs, and anticipated changes in the trade area. In determining future cash flows, significant estimates are made by management with respect to future operating results for each restaurant over the remaining life of the primary asset in the asset group. If assets are determined to be impaired, the impairment charge is measured by calculating the amount by which the asset carrying amount exceeds its fair value based on the Company’s estimate of discounted future cash flows.

9

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

The Company accounts for exit or disposal activities, including restaurant closures, in accordance with ASC Topic 420, Exit or Disposal Cost Obligations. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed restaurants. These costs are generally expensed as incurred. Additionally, at the date the Company ceases using a property under an operating lease, it records a liability for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred.

Financial Instruments

The Company accounts for its financial instruments in accordance with ASC Topic 825, Financial Instruments, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that value.

General Advertising Fund

The Company has established a general advertising fund that it uses to pay for advertising costs, sales promotions, market research and other support functions intended to maximize general public recognition and acceptance of the Tilted Kilt brand. Company-owned and franchised restaurants are required to contribute up to 2%, of their gross sales to the Company’s general advertising fund. Contributions made by franchisees to the general advertising fund and marketing and advertising expenses paid by the general advertising fund are not recognized as revenues and expenses. They instead constitute agency transactions. These contributions are recorded as a liability against which specific costs are charged.

The Company accounts for the cash and cash equivalents held by the general advertising fund as restricted cash on its accompanying combined and consolidated balance sheets. The restricted cash of this fund is classified as current as it is expected to be utilized to fund short-term obligations of the general advertising fund. The Company had restricted cash of $229,655 and $200,150 at June 30, 2018 and December 31, 2017, respectively.

Revenue Recognition

The Company’s revenue consists primarily of proceeds from the sale of food and beverage products at its Company-owned restaurants, and royalty payments, franchise fees and area development fees that it receives from its franchisees. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed and determinable, and collectability is reasonably assured in accordance with ASC Topic 605, Revenue Recognition. The Company records revenue from the sale of food and beverages as products are sold. Royalties are accrued as earned and are calculated each period based on restaurant sales. Franchise fees from individual franchise sales is recognized upon the opening of the franchised restaurant when all material obligations and initial services to be provided by the Company have been performed. Area development fees are dependent upon the number of restaurants in the territory, as are the Company’s obligations under the area development agreement. Consequently, as obligations are met, area development fees are recognized proportionally with expenses incurred with the opening of each new restaurant and any royalty-free periods.

10

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

The Company uses a third-party vendor to process all gift card transactions. Gift cards sold are recorded as a gift card liability and included in deferred revenue, rent and deposits on the accompanying condensed combined and consolidated balance sheets.  When redeemed, the gift card liability account is offset by recording the transaction as revenue.  Breakage income represents the value associated with the portion of gift cards sold that will most likely never be redeemed. Based on the Company’s historical gift card redemption patterns and the fact that the Company’s gift cards have no expiration dates or dormancy fees, the Company can reasonably estimate the amount of gift card balances for which redemption is remote and record breakage income based on this estimate. The Company updates its estimate of the breakage rate periodically and, if necessary, adjusts the gift card liability balance accordingly.

Revenue was $5,016,912 for the six months ended June 30, 2018 and was comprised of $2,800,290 in sales generated by the Company’s two Company-owned restaurants. Revenue was $5,850,406 for the six months ended June 30, 2017 and was comprised of $1,962,557 in sales generated by one Company-owned restaurant.

Gift Cards

Revenue is recognized by the franchisee when the gift card is redeemed or by TKFO when the likelihood of redemption by the customer is remote and it is determined that there is no legal obligation to remit the value of unredeemed gift cards to the relevant jurisdiction. Management estimates and recognizes gift card breakage based on historical redemption activity, with the likelihood of a gift card remaining unredeemed can be determined 24 months after issued. The unused balance of approximately $207,000 at June 30, 2018 and $200,000 at December 31, 2017, is included in deferred revenue, rent and deposits on the condensed combined and consolidated balance sheets.

Payments Received from Vendors

Vendor allowances include allowances and other funds that the Company receives from vendors. Certain of these funds are determined based on various quantitative contract terms. The Company also receives vendor allowances from certain manufacturers and distributors calculated based upon purchases made by franchisees. Vendor allowances are not recognized as revenue. Instead, they are recognized as a reduction in costs. The Company generally receives payment from vendors approximately 30 days from the end of a month for that month’s purchases.

11

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Operating Leases

Rent expense for leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty such that the renewal appears reasonably assured. The straight-line rent calculation and rent expense includes the rent holiday period, which is the period of time between taking control of a leased site and the rent commencement date. The amount by which straight-line rent exceeds actual lease payment requirements in the early six months of the lease is accrued as deferred rent liability and reduced in later six months when the actual cash payment requirements exceed the straight-line expense. Contingent rents are generally amounts due as a result of sales in excess of amounts stipulated in certain restaurant leases and are included in rent expense as they are incurred. Landlord contributions are recorded when received as a deferred rent liability and amortized as a reduction of rent expense on a straight-line basis over the lease term.

Marketing and Advertising

Contributions to the national advertising fund related to Company-owned restaurants are expensed as contributed and local advertising costs for Company-owned restaurants are expensed as incurred. All other marketing and advertising costs are expenses as incurred.

Start-Up Costs

Start-up costs consists of costs associated with the opening of new Company-owned restaurants and varies based on the number of new locations opening and under construction. These costs are expensed as incurred in accordance with ASC Topic 720, Other Expenses.

Sales Taxes

Sales taxes collected from customers are excluded from revenue. Sales taxes payable are included in accrued expenses until the taxes are remitted to the appropriate taxing authorities in accordance with ASC 450, Contingencies (“ASC 450”).

Income Taxes

The Company uses the liability method of accounting for income taxes in accordance with ASC Topic 740, Income Taxes, under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the six months in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that all or a portion of a deferred tax asset will not be realized in the future. In determining whether a valuation allowance is required, the Company takes into account all evidence with regard to the utilization of a deferred tax asset including past earnings history, expected future earnings, the character and jurisdiction of such earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of a deferred tax asset, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. The Company has evaluated the available evidence about future taxable income and other possible sources of realization of deferred tax assets and no valuation allowance has been established for the six months ended June 30, 2018 and June 30, 2017, respectively.

12

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

A reconciliation of the difference between the provision for income taxes and income taxes at the statutory U.S. federal income tax rate for the six months ended June 30, 2018 and June 30, 2017 is as follows:

	June 30, 2018	June 30, 2017
Income tax provision at statutory rate	$98,102	$23,345
State income taxes	10,485	3,842
Effect of change in federal tax rate	-0-	-0-
Other	-0-	-0-
Change in valuation allowance	-0-	-0-
Net tax provision	$108,587	$27,187

Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations contained in the Internal Revenue Code of 1986, as amended, as well as similar state and foreign provisions. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue From Contracts With Customers (“ASU 2014-09”). ASU 2014-09 supersedes the current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 introduces a five-step model to achieve its core principle of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue From Contracts With Customers – Deferral of the Effective Date (“ASU 2015-14”). ASU 2015-14 deferred by one six months the effective date of ASU 2014-09 by making ASU 2014-09 effective for annual reporting periods beginning after December 15, 2017, including interim period within that reporting period for public business entities. All other entities are required to adopt ASC Topic 606 for annual periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Early adoption is not permitted. The Company is a private business entity which is not required to adopt ASC Topic 606 until the following year.

The Company determined that the new revenue guidance will impact the timing of recognition of franchise fees. Under existing guidance, these fees are typically recognized upon the opening of restaurants. Under the new guidance, the fees will have to be deferred and recognized as revenue over the term of the individual franchise agreements. However, the effect of the required deferral of fees received in a given year will be mitigated by the recognition of revenue from fees retrospectively deferred from prior years. The Company presently expects to use the modified retrospective method of adoption when the new guidance is adopted in the first fiscal quarter of 2019. Upon adoption, the Company will recognize a deferral in revenue from franchise fees on its balance sheet of approximately $1,000,000 and an increase in the Company’s accumulated deficit by the same amount.

13

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

The following table presents changes in deferred franchise fees for the six-month period ended June 30, 2019:

Total Liabilities
Deferred franchise fees at January 1, 2019	$1,000,000
Revenue recognized during the period	(50,000)
New deferrals due to cash received	—
Deferred franchise fees at June 30, 2019	$950,000

Anticipated Future Recognition of Deferred Franchise Fees

The following table presents the estimated franchise fees to be recognized in the future related to performance obligations that were unsatisfied at June 30, 2019:

Year	Franchise Fees Recognized
2019	$50,000
2020	100,000
2021	100,000
2022	100,000
Thereafter	600,000
Total	$950,000

The estimated franchise fees for 2019 represent the fees to be recognized during the 2019 fiscal year.

Additionally, the Company determined that the new revenue guidance will impact the accounting for transactions related to the Company’s gift card program. Estimated breakage income on gift cards will be recognized as gift cards are utilized instead of the Company’s current policy of deferring the breakage income until it is deemed remote that the unused gift card balance will be redeemed. The Company determined that this change will not have a material impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 requires that lease arrangements longer than 12 months result in the lessee recognizing a lease asset and liability. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

14

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash (“ASU 2016-18”). ASU 2016-18 provides guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. The guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual period. The Company is currently evaluating the impact of ASU 2016-18, but believes that ASU 2016-18 will not have a material impact on the Company’s financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). ASU 2017-01 provides a more robust framework to use in determining when a set of assets and activities is considered a business. ASU 2017-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for certain transactions. The Company is currently assessing the impact that ASU 2017-01will have on its financial statements.

The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on the Company’s financial statements as a result of future adoption.

Note 3.    Inventory

Inventory was comprised of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017
Food	$28,701	$27,332
Beverages	44,413	49,510
Total	$73,114	$76,842

Note 4.    Property and Equipment, Net

Property and equipment were comprised of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017
Leasehold improvements	$333,650	$333,650
Furniture, fixtures and equipment	1,428,717	1,428,717
Automobile	90,471	90,471
Subtotal	1,852,838	1,852,838
Less: accumulated depreciation	(858,159)	(783,134)
Total	$994,679	$1,069,704

15

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Depreciation expense was $75,025 and $82,827 for the six months ended June 30, 2018 and 2017, respectively.

Note 5.    Notes Payable

Notes payable were comprised of the following at June 30, 2018 and December 31, 2017, respectively.

	June 30, 2018	December 31, 2017
Note payable to Arizona Business Bank (ABB), monthly installments of $505 through March 2018, interest of 3.9% and secured by a vehicle.	$-0-	$1,500
Note payable in monthly installments of $5,551 through August 2019, including interest of 6%. A balloon payment of $384,613, due August 2019.	428,374	448,475
Note payable for AD rights in monthly installments of $10,000, including interest of 4%. A balloon payment of $339,000 was due June 2017. The Company and the seller of the AD rights are in arbitration to resolve payment of the remaining balance, which would be due on demand. Secured by intangible property.	396,417	396,417
Note payable for AD rights in monthly installments of $3,739 through December 2018. Secured by intangible property.	22,434	44,870
Subtotal	847,225	891,262
Less: current portion of long-term debt	(461,116)	(483,601)
Total	$386,109	$407,661

Future principal payments required for these agreements as of June 30, 2018 are as follows:

2018	$461,116
2019	386,109
Total	$847,225

Note 6.    Commitments and Contingencies

Operating Leases

TKFO leases a facility under the terms of an operating lease, and pays all applicable taxes, insurance and common area expenses. The subsidiaries (WK and PDT) lease or have leased restaurant facilities and equipment under the terms of operating leases. The subsidiaries pay all applicable taxes, insurance, and common area expenses related to facility leases.

16

Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries

Notes to Condensed Combined and Consolidated Financial Statements

Future minimum annual payments under the leases as of June 30, 2018 are as follows:

Lease Payment
2018	$537,000
2019	876,000
2020	880,000
2021	775,000
2022	626,000
Thereafter	5,833,000
Total	$9,527,000

Rent expense for the six months ended June 30, 2018 and 2017 was approximately $458,000 and $394,000, respectively.

Contingencies

At times, TKFO may have pending legal proceedings that are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by a restaurant franchisor. In the opinion of management and TKFO’s outside legal counsel, such proceeding are substantially covered by insurance, and the ultimate disposition of such proceedings are not expected to have a materially adverse effect on TKFO’s financial position, results of operations or cash flows as of June 30, 2018.

Note 7.    Deferred Compensation

Deferred compensation was previously recorded on TKFO’s books which represented amounts due from TKFO to the President under terms of an existing operating agreement for periods covering 2013 through 2015. The deferred compensation due to the President under that agreement was written off pursuant to a release that was executed that waived any and all compensation or other consideration owed to Lynch and LRI and any of their respective affiliates or assignees by TKFO or TKFLLC and their respective subsidiaries or affiliates from any and all claims on or prior to the closing date of the transaction with SDA Holdings, LLC as of May 2018. The write off of deferred compensation was made to equity as this was a transaction with a related party.

Note 8.    Related Party Transactions

During June 2018, the Company made a distribution in the amount of $500,000 to SDA Holdings, LLC.

17

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017, 2016 AND 2015

Wallace Plese + Dreher
CERTIFIED PUBLIC ACCOUNTANTS + CONSULTANTS

INDEPENDENT AUDITOR’S REPORT

To the Members

Tilted Kilt Franchise Operating, LLC

Tempe, Arizona

We have audited the accompanying combined and consolidated financial statements of Tilted Kilt Franchise Operating, LLC (a Wyoming limited liability company) and Affiliates and Subsidiaries, which comprise the combined and consolidated balance sheets as of December 31, 2017, 2016 and 2015, and the related combined and consolidated statements of operations, equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined and consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined and consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined and consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined and consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined and consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tilted Kilt Franchise Operating, LLC and Affiliates and Subsidiaries as of December 31, 2017, 2016 and 2015, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Scottsdale, Arizona
March 23, 2018

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINED AND CONSOLIDATED BALANCE SHEETS
December 31, 2017, 2016 and 2015

	2017	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,407,400	$1,943,688	$2,144,536
Restricted cash	200,150	308,319	525,865
Accounts receivable	206,221	397,928	258,809
Prepaid expenses	148,666	127,594	234,347
Current portion of notes receivable, trade	-	20,126	136,818
Inventories	76,842	60,538	58,427
Income taxes receivable	110,361	39,435	8,300
Total current assets	2,149,640	2,897,628	3,367,102
PROPERTY AND EQUIPMENT, net	1,069,704	1,112,461	1,201,585
OTHER ASSETS
Deposits	74,643	81,443	22,824
Notes receivable, trade, less current	-	14,755	8,918
Development rights and other intangible assets	1,477,226	2,156,318	601,315
Property held for sale	-	-	325,119
	1,551,869	2,252,516	958,176
	$4,771,213	$6,262,605	$5,526,863

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current portion of long-term debt and capital lease obligation	$483,601	$725,169	$52,324
Accounts payable	853,591	698,409	393,557
Accrued liabilities	294,339	317,553	434,086
Income taxes payable	-	-	59,710
Current portion of deferred revenue, rent, and deposits	231,785	444,954	418,447
Total current liabilities	1,863,316	2,186,085	1,358,124
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION,
less current	407,661	449,971	1,360,699
DEFERRED REVENUE, RENT, AND DEPOSITS, less current	481,479	429,707	-
DEFERRED COMPENSATION	2,636,332	2,636,332	2,636,332
Total non-current liabilities	3,525,472	3,516,010	3,997,031
COMMITMENTS and CONTINGENCIES (Notes 10, 13 and 15)
EQUITY (DEFICIT)
Non-controlling interest (NCI) in PDT	(7,982)	-	-
Equity (deficit) in controlling interests	(609,593)	560,510	171,708
	(617,575)	560,510	171,708
	$4,771,213	$6,262,605	$5,526,863

See Notes to Combined and Consolidated Financial Statements

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Revenues:
Initial franchise and area developer fees	$305,000	$255,000	$1,065,000
Continuing franchise fees and royalties	8,539,622	11,709,043	13,469,257
Sales revenue	4,047,309	4,058,663	3,484,128
Other operating revenues	1,107,000	1,673,909	548,865
	13,998,931	17,696,615	18,567,250
Expenses:
Cost of sales	1,102,055	1,222,210	1,059,729
General and administrative expenses	10,246,932	10,982,232	11,139,142
Franchise operating expenses	2,823,157	4,171,215	5,440,212
Depreciation and amortization expense	189,560	181,710	155,536

	14,361,704	16,557,367	17,794,619

Income (loss) from operations before impairment	(362,773)	1,139,248	772,631

Development rights and goodwill impairment	1,011,851	-	-

Income (loss) from operations	(1,374,624)	1,139,248	772,631

Other income (expense):
Other income	199,953	57,872	1,761
Other expenses	-	-	(2,207)
Loss on abandonment of construction in progress	-	-	(116,580)
Loss on disposal of assets	(8,997)	(35,780)	(9,756)
Interest income	2,228	7,165	3,113
Interest expense	(36,597)	(22,585)	(33,316)

	156,587	6,672	(156,985)

Income (loss) before tax provision (benefit)	(1,218,037)	1,145,920	615,646

Income tax provision (benefit)	(33,557)	(35,382)	86,210
Combined and consolidated net income (loss)	(1,184,480)	1,181,302	529,436

Less: loss attributable to NCI in subsidiary	14,377	-	-

Combined and consolidated net income (loss) attributable to controlling interests	$(1,170,103)	$1,181,302	$529,436

See Notes to Combined and Consolidated Financial Statements

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)
Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015

Equity, beginning of year	$560,510	$171,708	$680,242

Acquisition of PDT (Note 16 )	6,395	-	-
Contributions	11,000	13,200	36,000
Distributions	(11,000)	(805,700)	(1,073,970)

	566,905	(620,792)	(357,728)

Loss from NCI in PDT	(14,377)	-	-
Net income (loss) attributable to controlling interests	(1,170,103)	1,181,302	529,436

Combined and consolidated net income (loss)	(1,184,480)	1,181,302	529,436

Equity (deficit), end of year	$(617,575)	$560,510	$171,708

See Notes to Combined and Consolidated Financial Statements

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Combined and consolidated net income (loss)	$(1,184,480)	$1,181,302	$529,436
Reconcilation of net cash provided by (used in) operations to Combined and consolidated net income (loss)
Depreciation and amortization	189,560	181,710	155,536
Net bad debt expense	973,399	203,011	128,266
Loss on abandonment of construction in progress	-	-	116,580
Loss on disposal of assets	8,997	35,780	9,756
Non-controlling interest of PDT	(14,922)	-	-
Recognition of deferred gain	(20,945)	(13,181)	-
Development rights and goodwill impairment	1,011,851	-	-
Changes in assets and liabilities:
Restricted cash	108,169	217,546	471,388
Accounts receivable	(781,692)	(342,130)	443,342
Prepaid expenses	(18,067)	106,753	26,530
Inventories	19,643	(2,111)	(1,624)
Income taxes receivable	(70,926)	(31,135)	(6,000)
Notes receivable, trade	34,881	110,855	(145,736)
Other assets	(83,818)	(59,539)	(3,862)
Accounts payable and accrued liabilities	(90,685)	188,319	(645,833)
Income taxes payable	-	(59,710)	10,488
Deferred revenue and deposits	(140,452)	(39,988)	(850,336)
Deferred compensation	-	-	1,015,240
Net cash provided by (used in) operating activities	(59,487)	1,677,482	1,253,171

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from land held for sale	-	375,000	653,839
Proceeds on sale of property and equipment	-	-	54,000
Purchase of territory rights and investment	-	(815,003)	-
Contribution of cash from business acquisition	39,220	-	-
Purchases of property and equipment	(71,360)	(1,067,944)	(45,133)
Net cash provided by (used in) investing activities	(32,140)	(1,507,947)	662,706

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	500,000	-
Payments on long-term debt	(444,661)	(77,883)	(113,007)
Distributions	-	(792,500)	(1,037,970)
Net cash used in financing activities	(444,661)	(370,383)	(1,150,977)
Net increase (decrease) in cash and cash equivalents	(536,288)	(200,848)	764,900
Cash and cash equivalents:
Beginning	1,943,688	2,144,536	1,379,636
Ending	$1,407,400	$1,943,688	$2,144,536

Continued

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid during the year for:
Interest	$36,597	$22,585	$33,316
Income taxes	$76,804	$55,463	$81,722

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Exchange of related party obligations through a distribution by LTD and a capital contribution to TKFO	$11,000	$13,200	$36,000

Payment of long-term debt with proceeds from sale of land	$-	$-	$746,161

Sale and leaseback of land:
Land	$-	$-	$975,358
Deferred gain	-	-	424,642
	$-	$-	$1,400,000

Reclassification of capital lease to operating lease:
Removal of leased land	$-	$(975,358)	$-
Removal of capital lease obligation	-	1,400,000	-
Reclassification of capital lease obligation to deferred gain	$-	$424,642	$-

Development rights acquired through debt financing	$430,000	$740,000	$-

Development rights and note payable for same rights written-down	$269,217	$-	$-

Acquisition of PDT:
Working capital	$(63,123)	$-	$-
Property and equipment	84,440	-	-
Controlling interest	$21,317	$-	$-

See Notes to Combined and Consolidated Financial Statements

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 1

NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of operations:

Tilted Kilt Franchise Operating, LLC (TKFO) was organized October 13, 2005 under the laws of the State of Wyoming. TKFO is engaged in the business of franchising Tilted Kilt Pub & Eatery restaurants. TKFO uses franchise agreements to sell, operate, and develop these restaurants.

Tilted Kilt Franchise Ltd. Liability Company (LTD) was organized October 13, 2005 under the laws of the State of Wyoming and owns the Tilted Kilt concept and related intellectual property.

Tilted Kilt National Advertising and Marketing Fund (NAMF) was incorporated November 17, 2010. NAMF develops and executes advertising and marketing materials and programs that benefit Tilted Kilt restaurants located in the United States.

Tilted Kilt NAMF Canada (NAMF Canada) was incorporated December 9, 2011 in the State of Arizona. NAMF Canada develops and executes advertising and marketing materials and programs that benefit Tilted Kilt Restaurants located in Canada.

Tempe Kilt Group, LLC (TKG) was organized November 1, 2006 under the laws of the State of Arizona. The Subsidiary was acquired December 1, 2006 and operated a restaurant, Tilted Kilt Pub & Eatery, in Tempe, Arizona, until July 2016. TKG was succeeded by Warner Kilt, LLC (WK) when operations for the restaurant were relocated to a nearby site.

TKFO Land Company LLC (TK Land) was organized on May 22, 2013 under the laws of the State of Arizona. The Subsidiary was intended to own and develop land for the TKFO corporate office and restaurant for TKG. Management modified these plans (Note 15) which suspended TK Land’s operations in 2016.

BAL TK, LLC (BAL) was organized on January 22, 2014 under the laws of the State of Arizona. The Subsidiary was acquired February 20, 2014 and operated a restaurant, Tilted Kilt Pub & Eatery, in Birmingham, Alabama until April 2017.

TK Franchising International LLC (TKI) was organized on June 19, 2014 under the laws of the State of Arizona. The Subsidiary was engaged in franchising restaurants outside of North America.

TK Training LLC (Training) was organized on December 24, 2013 under the laws of the State of Arizona. The Subsidiary facilitates training services provided to franchisees.

Warner Kilt, LLC (WK) was organized on April 14, 2015 under the laws of the State of Arizona. The Subsidiary began operating a restaurant in Tempe, Arizona in August 2016.

PDT TK, LLC (PDT) was organized on February 16, 2010 under the laws of the State of Arizona. TKFO acquired 70% of the membership of PDT in October 2017, which operates a restaurant in Phoenix, Arizona.

The Company, Affiliates, and Subsidiaries are collectively referred to as “the Companies” throughout the notes to the combined and consolidated financial statements.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 1 (Continued)

NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Principles of combination and consolidation:

The combined and consolidated financial statements include the accounts of the Company, the Affiliates and the Subsidiaries. TKFO owns 100% of TKG, WK, TK Land, BAL, Training, and TKI and 70% of PDT. TKFO and LTD share identical ownership. NAMF and NAMF Canada are incorporated as non-profit organizations. LTD’s significant assets are the Tilted Kilt concept and related intellectual property. All material intercompany balances and transactions are eliminated in combination and consolidation.

Deconsolidation of subsidiaries:

As of December 31, 2017, the operations of TKG, TK Land, and TKI, subsidiaries of TKFO, were suspended and the subsidiaries were deconsolidated from the combined and consolidated financial statements with a distribution from TKFO and contribution to each subsidiary for any amounts owed to TKFO. There was a loss from the deconsolidation of TKG of approximately $26,000. All related party transactions with those entities are eliminated in consolidation.

A summary of the Companies’ significant accounting policies follows:

Cash and cash equivalents:

For purposes of the combined and consolidated statements of cash flows, the Companies consider all cash investments with original or purchased maturities of three months or less to be cash equivalents.

Restricted cash:

The Companies maintain certain bank accounts for which funds are restricted for various purposes that can include area developer (AD) agreement transfer payments, gift cards balances, and other custodial deposits.

Accounts, franchise fees, and notes receivable:

Accounts receivables primarily represent royalties due from franchisees as contracted in the respective franchise agreements. Management determines the allowance for doubtful accounts by evaluating individual franchisee receivables and considering a franchisee's financial condition, credit history, and current economic condition. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recognized when received or when adequate consideration is provided. Franchise fees are directly drafted from franchisees’ accounts on a weekly basis. No allowance for doubtful accounts was deemed necessary at December 31, 2017, 2016 or 2015. Bad debt expense including franchise fees receivable that were deemed uncollectible, net of unpaid AD royalties, totaled approximately $973,000, $203,000 and $143,000 for years ended December 31, 2017, 2016 and 2015, respectively. During the year ended December 31, 2015, the Company recovered $133,250 of bad debt, with a related note receivable for the unpaid portion, reported in Note 4. No bad debts were recovered during the years ended December 31, 2017 and 2016.

Inventories:

Inventories consist primarily of food, beverages, and supplies used in the operations of the restaurants. Inventories are stated at the lower of cost (first-in, first-out) or market.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 1 (Continued)

NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Property and equipment:

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization are charged on the straight-line method over estimated useful lives. Useful lives are three to seven years for vehicles, restaurant equipment, computer equipment, furniture, and fixtures, and the lesser of the estimated useful life or the lease term for leasehold improvements.

Development rights and other intangible assets:

Goodwill represents the minority members’ contribution of the Tilted Kilt concept and intellectual property and the excess of the purchase price over fair market value paid for tangible net assets and inventory in the acquisition of a Tilted Kilt restaurant. The value of the contributed goodwill equals the minority members’ pro rata ownership percentage of the majority members’ cash contributions to LTD.

Other intangible assets represent development rights in various states and other company assets listed at Note 5. Management regularly evaluates the carrying value of goodwill and other intangible assets to determine whether impairment may exist by considering relevant cash flows and profitability, including estimated future operating results, trends, and other available information. If management determines that the carrying value of goodwill and other intangible assets cannot be recovered, management will consider the carrying value of goodwill and other intangible assets as impaired and will report an impairment loss to operations by the amount of the impairment. Impairment is measured as the carrying value of an intangible asset less the amount of recoverable estimated undiscounted future cash flows.

Franchise fees:

Initial fees related to sales of franchises are recognized as revenue upon substantial performance by TKFO of all material conditions relating to the initial fee. Continuing franchise royalties are based on a defined percentage of franchise or license store revenues and are recognized when earned. AD fees are recognized when earned.

Gift cards:

In 2008, TKFO established a bank account to facilitate gift cards and began to utilize a third party vendor to process all gift card transactions. There are no administrative fees on unused gift cards and the majority of gift cards in circulation have no expiration date. Revenue is recognized by the franchisee when the gift card is redeemed or by TKFO when the likelihood of redemption by the customer is remote and it is determined that there is no legal obligation to remit the value of unredeemed gift card to the relevant jurisdiction. Management estimates and recognizes gift card breakage based on historical redemption activity, with the likelihood of a gift card remaining unredeemed can be determined 24 months after issued. The Company recognized gift card breakage of approximately $80,000, $80,000, and $162,000 for the years ended December 31, 2017, 2016 and 2015, respectively. The unused balance of approximately $200,000, $308,000, and $363,000 at December 31, 2017, 2016 and 2015, respectively, is included in deferred revenue and deposits and restricted cash on the combined and consolidated balance sheets.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 1 (Continued)

NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Advertising:

The Companies expense non-direct response advertising as incurred. For the years ended December 31, 2017, 2016 and 2015, advertising and promotion expense totaled approximately $2,800,000, $2,900,000 and $2,300,000, respectively.

Income taxes:

Under the provisions of the Internal Revenue Code, TKFO, LTD, TKG, TK Land, BAL, TKI, Training, WK, and PDT have elected to be taxed as partnerships. Under such election, the Companies’ taxable income, credits, and preferences are passed through to individual members. Therefore, there is no provision for income taxes in the accompanying combined and consolidated financial statements related to these entities, except for entity level taxes imposed by certain states. Due to requirements of the Internal Revenue Code, certain items may be treated differently for income tax reporting than for the financial statements. Therefore, the members' shares of taxable income and deductions may vary from the amounts reported in these combined and consolidated financial statements.

NAMF and NAMF Canada have elected to be treated as C corporations for income tax purposes. Provisions for (benefits from) income taxes represent the estimated current tax payable (receivable) and any over (under) accrual of income taxes from the prior year for the years ended December 31, 2017, 2016 and 2015. If assessed, the Companies would classify any interest and penalties associated with a tax position as an income tax provision in the combined and consolidated statements of operations.

Use of estimates:

Management uses estimates and assumptions in preparing these combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Compensated absences:

Employees of the Companies are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. Management has determined that it is impractical to estimate the amount of compensation for future absences and accordingly, no liability has been recorded in the accompanying financial statements. The Companies’ policy is to recognize the costs of compensated absences when paid to employees.

Accounting standards updates:

Management understands early-adopting certain ASUs, at times, may materially change the Companies’ results of operations or financial position. If the Company had early-adopted ASU 2016-02 Leases, management believes the Company’s non-current assets and capital lease liabilities would have materially changed as of December 31, 2017 and 2016. Management plans to adopt ASU 2016-02 when it becomes effective in 2020.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 1 (Continued)

NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Reclassifications:

Certain amounts in 2016 and 2015 were reclassified to conform with the 2017 presentation.

Subsequent events:

Management has evaluated subsequent events through March 23, 2018, which is the date the combined and consolidated financial statements were available to be issued.

NOTE 2

FRANCHISE REVENUE

TKFO's franchise revenue consists of royalty income and franchise fees, initial AD fees, and management fee income from managing prior Tilted Kilt license agreements. The following is a summary of changes in the number of franchise stores in operation during the years ended December 31:

	2017	2016	2015
In operation, beginning of year	90	97	99
Franchises opened during the year	9	11	16
Franchises closed during the year	(45)	(18)	(18)
In operation, end of year	54	90	97

Royalty income earned from franchisees for the years ended December 31, 2017, 2016 and 2015 was approximately $8,540,000, $11,800,000 and $13,500,000, respectively, reduced in consolidation of the subsidiaries by approximately $79,000, $66,000, and $69,000, respectively, from intercompany transactions. TKG, an operating franchise, was a subsidiary of TKFO for the years ended December 31, 2017, 2016 and 2015. BAL, an operating franchise, became a subsidiary of TKFO in 2014 and remains a subsidiary of TKFO through the year ended December 31, 2017. WK, the operating franchise that succeeded TKG, became a subsidiary in 2016. PDT, an operating franchise, became a subsidiary of TKFO in 2017.

TKFO has agreements with ADs to sell and develop Tilted Kilt restaurants in specific geographic areas. Certain agreements require ADs to pay an initial fee. AD fees are recognized when earned. The following is a summary of TKFO AD agreements and fees recognized and deferred during 2017, 2016 and 2015:

	Ads	Agreements	Initial fee
	at year-end	at year-end	Recognized

Agreements as of and for the year ended December 31, 2017	8	12	$-

Agreements as of and for the year ended December 31, 2016	13	22	$-

Agreements as of and for the year ended December 31, 2015	19	35	$15,000

Management fees earned from minority interest members for restaurant operational assistance with a franchise license agreement for the years ended December 31, 2017, 2016 and 2015 were $0, $0 and $24,453, respectively.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 3

PROPERTY AND EQUIPMENT

Property and equipment were as follows at December 31:	2017	2016	2015

Land (Note 15)	$-	$-	$975,358
Vehicles	38,721	37,814	37,814
Furniture, fixtures and equipment	1,096,043	948,252	752,088
Leasehold improvements	331,002	300,575	813,080

	1,465,766	1,286,641	2,578,340
Less accumulated depreciation and amortization	396,062	174,180	1,376,755

	$1,069,704	$1,112,461	$1,201,585

NOTE 4

NOTES RECEIVABLE, TRADE

Notes receivable were as follows at December 31:	2017	2016	2015

Notes receivable from franchisees, unsecured and at various interest rates up to 6%. Collected in 2017.	$-	$34,881	$145,736
Less current portion	-	20,126	136,818

	$-	$14,755	$8,918

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 5

DEVELOPMENT RIGHTS AND OTHER INTANGIBLE ASSETS

Intangible assets were as follows at December 31:	2017	2016	2015

Development rights:
Nevada and 5% partnership interest in entity formed to operate a Tilted Kilt restaurant in Las Vegas	$-	$75,000	$75,000

Central Illinois	40,000	40,000	40,000

New York, New Jersey, and Pennsylvania (Note 6)	396,417	990,000	-

Northern Illinois, Northwest Indiana, and Southeast Wisconsin (Note 6)	550,000	550,000	-

San Diego	116,087	-	-

Orange County (Note 6)	144,696	-	-

Washington, Oregon, Idaho, and Montana. Agreement calls for additional payments equal to fifty percent of future area developer royalty payments that would have been made to seller prior to purchase through August 2021, not to exceed $190,000	-	15,003	-

Other intangible assets:	1,247,200	1,670,003	115,000
Minority members’ contribution of the Tilted Kilt concept and intellectual property	184,062	184,062	184,062

Franchisee agreement for PDT, net of $35,394 accumulated amortization	45,964	-	-

Goodwill from the excess of the purchase price over fair market value paid for tangible net assets and inventory in the acquisition of a Tilted Kilt restaurant	-	302,253	302,253
	$1,477,226	$2,156,318	$601,315

Management evaluates development rights, goodwill, and other intangible assets for impairment, at least annually, or if a triggering event occurs. As of December 31, 2017, the remaining development rights, goodwill, and other intangible assets listed above were determined to be recoverable. There were total impairment losses recognized in the year ended December 31, 2017 of approximately $1 million attributable to the closure of certain franchises. These amounts were determined by management using undiscounted future cash flows. There were no impairment losses recognized in the years ended December 31, 2016 and 2015.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 6

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION

Long-term debt consisted of the following at December 31:	2017	2016	2015

TKFO:
Note payable to Arizona Business Bank (ABB) in monthly installments of $505 through March 2018, including interest at 3.9%, and secured by a vehicle.	$1,500	$7,378	$13,023
Note payable in monthly installments of $5,551 through August 2019, including interest at 6%. A balloon payment of $384,613 is due in August 2019.	448,475	486,918	-
Note payable for AD rights (Note 5) in monthly installments of $10,000, including interest at 4%. A balloon payment of approximately $389,000 was due in June 2017. The Company and the seller of the AD rights are in arbitration to resolve payment of the remaining balance, which would be due on- demand. Secured by intangible property.	396,417	430,844	-
Note payable to an AD in monthly installments of $15,000 through November 2017. Secured by intangible property. Repaid in 2017.	-	250,000	-
Note payable for AD rights (Note 5) in monthly installments of $3,739 through December 2018. Secured by intangible property.	44,870	-	-
	891,262	1,175,140	13,023
WK:
Capital lease obligation (Note 15)	-	-	1,400,000
	891,262	1,175,140	1,413,023
Less current portion of capital lease obligation	-	-	46,666
Less current portion of long-term debt	483,601	725,169	5,658
	483,601	725,169	52,324
	$407,661	$449,971	$1,360,699

Annual principal payments required for these agreements at December 31, 2017 were:

2018	$483,601
2019	407,661

$891,262

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 7

INCOME TAXES

The Company recorded the following provisions for (benefit from) income taxes based on estimated taxable income (loss) of NAMF and NAMF Canada and TKFO, as required for partnerships by certain taxing authorities at the state level, for the years ended December 31:

	2017	2016	2015
Estimated NAMF income tax provision (benefit):
Federal	$(31,000)	$(46,125)	$11,900
State	(8,000)	(19,692)	4,300

	(39,000)	(65,817)	16,200

Estimated NAMF Canada income tax provision (benefit):
Federal	(1,950)	6,075	(6,000)
State	50	50	50

	(1,900)	6,125	(5,950)

TKFO entity-level income taxes	7,343	24,410	75,960

Total income tax provision (benefit)	$(33,557)	$(35,382)	$86,210

There were no deferred income tax assets or liabilities at December 31, 2017, 2016 and 2015. Differences between the income tax provision (benefit) and income taxes computed using the statutory income tax rate for NAMF and NAMF Canada relate to certain non-deductible expenses, graduated income tax rates, state income taxes, and actual provisions (benefits) from the Companies’ tax returns. In 2016, NAMF changed its year end from June 30 to December 31.

NOTE 8

DEFERRED REVENUE, RENT, AND DEPOSITS

Deferred revenue and deposits were as follows at December 31:	2017	2016	2015

Initial franchise fees	$-	$105,000	$30,000
Deferred rent	83,407	-	-
Gift card and other custodial deposits	200,150	308,319	388,447
Deferred gains on sale leasebacks, net	429,707	461,342	-
	713,264	874,661	418,447
Less current portion	231,785	444,954	418,447
	$481,479	$429,707	$-

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 9

DEFERRED COMPENSATION

Deferred compensation represents amounts due from TKFO to the President under the terms of the operating agreement. The President has provided terms to defer payment beyond 2018.

NOTE 10

COMMITMENTS

TKFO leases a facility under the terms of an operating lease, and pays all applicable taxes, insurance and common area expenses. The subsidiaries (TKG, WK, BAL, and PDT) lease or have leased restaurant facilities and equipment under the terms of operating leases. The subsidiaries pay all applicable taxes, insurance, and common area expenses related to facility leases. Minimum annual payments required under all operating leases at December 31, 2017 were approximately:

2018	$877,000
2019	876,000
2020	880,000
2021	775,000
2022	626,000
Thereafter	5,833,000
$9,867,000

Rent expense for the years ended December 31, 2017, 2016 and 2015 was approximately $882,000, $721,000, and $543,000, respectively.

NOTE 11

NATIONAL ADVERTISING FUNDS

TKFO maintains two national advertising funds for the purpose of developing advertising and marketing materials and programs to benefit Tilted Kilt restaurants. NAMF began maintaining a fund effective November 17, 2010, receiving all unspent advertising funds collected by TKFO, to benefit the franchises in the United States. NAMF Canada began maintaining a fund effective December 9, 2011 to benefit franchises in Canada. NAMF and NAMF Canada may charge up to 2% of a franchisee’s gross sales to fund national advertising activities.

The NAMF advertising fund collected approximately $2,004,000, $2,108,000, and $1,877,000 for the years ended December 31, 2017, 2016 and 2015, respectively, which is reduced in consolidation of the subsidiary by approximately $68,000,

$53,000 and $33,000, respectively by eliminating intercompany transactions. NAMF advertising and administrative expenses for the years ended December 31, 2017, 2016 and 2015 were approximately $2,525,000 $2,677,000, and

$2,083,000, respectively.

The advertising fund maintained by NAMF Canada collected approximately $93,000, $125,000, and $104,000 for the years ended December 31, 2017, 2016 and 2015, respectively. NAMF Canada advertising and administrative expenses for the years ended December 31, 2017, 2016 and 2015 were approximately $103,000, $106,000 and $131,000, respectively.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 11 (Continued)

NATIONAL ADVERTISING FUNDS

NAMF and NAMF Canada maintain separate bank accounts and records for each respective national advertising fund. As of December 31, 2017, 2016 and 2015 the NAMF account balance was $246,767, $381,644 and $363,950, respectively. As of December 31, 2017, 2016 and 2015, the NAMF Canada account balance was $38,466, $88,539 and $60,158, respectively. TKFO maintains the right to terminate either fund after 30 days written notice to franchisees, at which point unspent monies from that fund would be returned to franchisees in proportion to their contributions to the fund.

NOTE 12

CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

NOTE 13

CONTINGENCIES

At times, TKFO may have pending legal proceedings that are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by a restaurant franchisor. In the opinion of management and TKFO's outside legal counsel, such proceedings are substantially covered by insurance, and the ultimate disposition of such proceedings are not expected to have a materially adverse effect on TKFO's financial position, results of operations or cash flows as of December 31, 2017.

NOTE 14

RETIREMENT PLAN

The Company has a 401(k) profit sharing plan covering all employees who meet certain age and service requirements. Contributions, including a company match and profit sharing contributions subject to plan provisions, are made at the discretion of management. Company contributions to the plan for years ended December 31, 2017, 2016 and 2015 totaled

$29,813, $68,259 and $64,278, respectively.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES
Notes to Combined and Consolidated Financial Statements
December 31, 2017, 2016 and 2015

NOTE 15

SALE-LEASEBACKS

In August 2013, TK Land purchased land with an ABB note payable to develop as the corporate restaurant, training facility, and office. In 2014, management revised the layout and design of the corporate restaurant, training facility, and office, leading to $116,580 of abandonment losses of construction in progress for the year ended December 31, 2015.

During 2015, the Company divided the undeveloped land into two parcels (A and B). The Company sold parcel A in 2015 for

$1,400,000, resulting in a $424,642 deferred gain, and repaid the note payable to ABB. The parcel was subsequently leased by WK, qualifying the transaction as a sale-leaseback. Management estimated the lease would qualify as a capital lease, recording “land” of $975,378 (Note 3), a “capital lease obligation” of $1.4 million (Note 6), and deferred income of $424,642 as of December 31, 2015. When the project was completed and the lease began in August 2016, management determined it qualified as an operating lease (included in Note 10) and reclassified it by disposing land and a capital lease obligation.

In 2016, the Company sold parcel B for $375,000, resulting in a $49,881 gain. The parcel was leased by TKFO as an operating lease (included in Note 10), qualifying the transaction as a sale-leaseback.

The deferred gains for parcel A and B are included in the deferred revenue and deposits on the combined and consolidated balance sheet and are amortized over the term of each lease. For the years ended December 31, 2017 and 2016, income recognized from amortization of the deferred gains totaled $20,945 and $13,181, respectively.

NOTE 16

BUSINESS ACQUISITION

On October 2, 2017, TKFO acquired a 70% membership interest of PDT. The results of operations of the acquired business have been included in the combined and consolidated financial statements of the Companies since the acquisition date. Consideration given from TKFO for the membership interest was a pro rata assumption of PDT’s commitments and the provision by TKFO of operations and other administrative support.

Among the primary reasons the Company entered into this acquisition and factors that contributed to the consideration given were PDT’s status as a franchisee in close proximity to TKFO, PDT’s marketplace presence, and historical operational performance. There were no substantial expenses related to the acquisition.

U.S. GAAP requires that assets and liabilities acquired in a business combination be recognized at their fair values at the acquisition date. Management’s estimation of those fair values as of October 1, 2017 was as follows:

Cash and cash equivalents	$39,220
Inventory	35,947
Prepaid expenses	3,005
Property and equipment, net	84,440
Other assets	81,358
Accounts payable	(147,627)
Accrued expenses	(75,026)

$21,317

COMBINING AND CONSOLIDATING INFORMATION

INDEPENDENT AUDITOR’S REPORT ON

COMBINING AND CONSOLIDATING INFORMATION

To the Members

Tilted Kilt Franchise Operating, LLC

Tempe, Arizona

We have audited the combined and consolidated financial statements of Tilted Kilt Franchise Operating, LLC (a Wyoming limited liability company) and Affiliates and Subsidiaries as of and for the years ended December 31, 2017, 2016 and 2015, and our report thereon dated March 23, 2018, which contained an unmodified opinion on those financial statements. Our audit was performed for the purpose of forming an opinion on the combined and consolidated financial statements as a whole.

The combining and consolidating information is presented for the purposes of additional analysis and is not a required part of the combined and consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined and consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined and consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined and consolidated financial statements or to the combined and consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined and consolidated financial statements as a whole.

Scottsdale, Arizona
March 23, 2018

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINING AND CONSOLIDATING BALANCE SHEET
December 31, 2017

				NAMF					Combined and
	TKFO	LTD	NAMF	Canada	BAL	WK	PDT	Eliminations	consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$860,115	$809	$246,767	$38,466	$-	$127,489	$133,754	$-	$1,407,400
Restricted cash	200,150	-	-	-	-	-	-	-	200,150
Accounts receivable	261,117	-	91,687	608	-	1,951	-	(149,142)	206,221
Prepaid expenses	124,854	-	9,344	-	-	12,448	2,020	-	148,666
Inventories	-	-	-	-	-	39,933	36,909	-	76,842
Income taxes receivable	9,110	-	99,249	2,002	-	-	-	-	110,361

Total current assets	1,455,346	809	447,047	41,076	-	181,821	172,683	(149,142)	2,149,640

PROPERTY AND EQUIPMENT, net	138,297	-	2,408	-	-	830,620	98,379	-	1,069,704

DUE FROM RELATED PARTY	2,411,091	-	-	-	-	-	-	(2,411,091)	-

OTHER ASSETS
Investment in subsidiaries	(1,424,487)	-	-	-	-	-	-	1,424,487	-
Deposits	34,402	-	-	-	-	40,241	-	-	74,643
Development rights and other intangibles	1,247,200	184,062	-	-	-	-	45,964	-	1,477,226
	(142,885)	184,062	-	-	-	40,241	45,964	1,424,487	1,551,869
	$3,861,849	$184,871	$449,455	$41,076	$-	$1,052,682	$317,026	$(1,135,746)	$4,771,213
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$483,601	$-	$-	$-	$-	$-	$-	$-	$483,601
Accounts payable	516,841	-	115,714	35,010	-	117,116	218,052	(149,142)	853,591
Accrued liabilities	112,972	-	179,839	-	-	641	887	-	294,339
Current portion of deferred revenue and rent	200,150	-	-	-	-	-	-	31,635	231,785
Total current liabilities	1,313,564	-	295,553	35,010	-	117,757	218,939	(117,507)	1,863,316
LONG-TERM DEBT, less current	407,661	-	-	-	-	-	-	-	407,661

DUE TO RELATED PARTY	-	-	-	-	1,134,761	1,151,638	124,692	(2,411,091)	-

DEFERRED REVENUE AND RENT, less current	29,014	-	-	-	-	54,393	-	398,072	481,479

DEFERRED COMPENSATION	2,636,332	-	-	-	-	-	-	-	2,636,332

Total non-current liabilities	3,073,007	-	-	-	1,134,761	1,206,031	124,692	(2,013,019)	3,525,472

EQUITY (DEFICIT)
NCI in PDT	-	-	-	-	-	-	(7,982)	-	(7,982)
Equity (deficit) in controlling interests	(524,722)	184,871	153,902	6,066	(1,134,761)	(271,106)	(18,623)	994,780	(609,593)
	(524,722)	184,871	153,902	6,066	(1,134,761)	(271,106)	(26,605)	994,780	(617,575)
	$3,861,849	$184,871	$449,455	$41,076	$-	$1,052,682	$317,026	$(1,135,746)	$4,771,213

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINING AND CONSOLIDATING STATEMENT OF OPERATIONS
Year Ended December 31, 2017

				NAMF						Combined and
	TKFO	LTD	NAMF	Canada	BAL	Training	WK	PDT*	Eliminations	consolidated
Revenues:
Initial franchise and area developer fees	$305,000	$-	$-	$-	$-	$-	$-	$-	$-	$305,000
Continuing franchise fees and royalties	6,137,739	11,000	2,376,173	93,522	-	-	-	-	(78,812)	8,539,622
Sales revenue	-	-	-	-	391,644	-	2,982,538	673,127	-	4,047,309
Other operating revenues	1,107,000	-	-	-	-	48,827	-	-	(48,827)	1,107,000
	7,549,739	11,000	2,376,173	93,522	391,644	48,827	2,982,538	673,127	(127,639)	13,998,931

Expenses:
Cost of sales	-	-	-	-	156,445	-	776,061	169,549	-	1,102,055
General and administrative expenses	4,618,653	-	2,524,544	102,551	413,622	48,827	2,136,820	518,554	(116,639)	10,246,932
Franchise operating expenses	2,834,157	-	-	-	-	-	-	-	(11,000)	2,823,157
Depreciation and amortization expense	33,551	-	427	-	-	-	125,127	30,455	-	189,560
	7,486,361	-	2,524,971	102,551	570,067	48,827	3,038,008	718,558	(127,639)	14,361,704

Income (loss) from operations before impairment	63,378	11,000	(148,798)	(9,029)	(178,423)	-	(55,470)	(45,431)	-	(362,773)

Development rights and goodwill impairment	709,598	-	-	-	-	-	-	-	302,253	1,011,851

Income (loss) from operations	(646,220)	11,000	(148,798)	(9,029)	(178,423)	-	(55,470)	(45,431)	(302,253)	(1,374,624)

Other income (expense):
Losses in subsidiaries	(275,567)	-	-	-	-	-	-	-	275,567	-
Other income	173,682	-	-	-	5,326	-	-	-	20,945	199,953
Other expenses	-	-	-	-	-	-	-	-	-	-
Gain (loss) on disposal of assets	4,280	-	-	-	(13,277)	-	-	-	-	(8,997)
Interest income	2,228	-	-	-	-	-	-	-	-	2,228
Interest expense	(33,928)	-	-	-	-	-	(178)	(2,491)	-	(36,597)
	(129,305)	-	-	-	(7,951)	-	(178)	(2,491)	296,512	156,587

Income (loss) before tax provision (benefit)	(775,525)	11,000	(148,798)	(9,029)	(186,374)	-	(55,648)	(47,922)	(5,741)	(1,218,037)

Income tax provision (benefit)	7,343	-	(39,000)	(1,900)	-	-	-	-	-	(33,557)

Net income (loss)	(782,868)	11,000	(109,798)	(7,129)	(186,374)	-	(55,648)	(47,922)	(5,741)	(1,184,480)

Less: loss attributable to NCI in subsidiary	-	-	-	-	-	-	-	14,377	-	14,377

Net income (loss) attributable to controlling interests	$(782,868)	$11,000	$(109,798)	$(7,129)	$(186,374)	$-	$(55,648)	$(33,545)	$(5,741)	$(1,170,103)

*Activity for PDT represents October 2, 2017 (date of acquisition) to December 31, 2017.

TILTED KILT FRANCHISE OPERATING, LLC AND AFFILIATES AND SUBSIDIARIES

COMBINING AND CONSOLIDATING STATEMENT OF EQUITY (DEFICIT)
Year Ended December 31, 2017

				NAMF									Combined and
	TKFO	LTD	NAMF	Canada	TKG	TK Land	BAL TK	TKI	Training	WK	PDT*	Eliminations	consolidated

Equity (deficit), beginning of year	$247,146	$184,871	$263,700	$13,195	$(966,327)	$(21,307)	$(948,387)	$(262,761)	$-	$(215,458)	$-	$2,265,838	$560,510

Acquisition of PDT (Note 16 )	-	-	-	-	-	-	-	-	-	-	21,317	(14,922)	6,395

Contributions	11,000	-	-	-	-	-	-	-	-	-	-	-	11,000

Contribution to deconsolidate VIE	-	-	-	-	966,327	21,307	-	262,761	-	-	-	(1,250,395)	-

Distributions	-	(11,000)	-	-	-	-	-	-	-	-	-	-	(11,000)

Net income (loss)	(782,868)	11,000	(109,798)	(7,129)	-	-	(186,374)	-	-	(55,648)	(47,922)	(5,741)	(1,184,480)

Equity (deficit), end of year, before eliminations	(524,722)	184,871	153,902	6,066	-	-	(1,134,761)	-	-	(271,106)	(26,605)	994,780	(617,575)

Eliminations	-	-	-	-	-	-	1,134,761	-	-	271,106	18,623	(1,424,490)	-

Equity (deficit), end of year, after eliminations	(524,722)	184,871	153,902	6,066	-	-	-	-	-	-	(7,982)	(429,710)	(617,575)

NCI, end of year	-	-	-	-	-	-	-	-	-	-	(7,982)	-	(7,982)
Controlling interests, end of year	(524,722)	184,871	153,902	6,066	-	-	(1,134,761)	-	-	(271,106)	(18,623)	994,780	(609,593)

Equity (deficit), end of year	$(524,722)	$184,871	$153,902	$6,066	$-	$-	$(1,134,761)	$-	$-	$(271,106)	$(26,605)	$994,780	$(617,575)

*Activity for PDT represents October 2, 2017 (date of acquisition) to December 31, 2017.

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